UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2025

Great Lakes Dredge & Dock Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33225 (Commission File Number)	20-5336063
(State or other jurisdiction of incorporation)		(I.R.S. Employer Identification No.)

9811 Katy Freeway, Suite 1200, Houston, TX		77024
(Address of principal executive offices)		(Zip Code)

(346) 359-1010

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.0001)	GLDD	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Great Lakes Dredge & Dock Corporation (the “Company”) held its 2025 Annual Meeting of Stockholders on May 8, 2025 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s 2021 Long-Term Incentive Plan (the “2021 Plan”), which had been previously approved by the Board of Directors of the Company, subject to stockholder approval. The amendment increases the total number of shares available for issuance under the 2021 Plan by 3,000,000 shares.

The 2021 Plan was described in Proposal 4 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 26, 2025 in connection with the Annual Meeting. The descriptions of the 2021 Plan contained herein and therein are qualified in their entirety by the full text of the 2021 Plan, as amended, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

In connection with the Annual Meeting, proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934. Matters voted upon were (1) the election of two directors, each to serve for a one-year term expiring at the 2026 Annual Meeting of Stockholders and to hold office until his respective successor is elected and qualified or until his earlier death, disqualification, resignation or removal; (2) the ratification of the appointment by the Audit Committee of the Board of Directors of Deloitte & Touche, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2025; (3) approval, on a non-binding advisory basis, of the Company's executive compensation; (4) the approval of the First Amendment to the Great Lakes Dredge & Dock Corporation 2021 Long-Term Incentive Plan; and (5) the approval of the Great Lakes Dredge & Dock Corporation 2025 Employee Stock Purchase Plan. A total of 59,851,413 votes were cast. The results with respect to each matter are set out below:

1) The stockholders elected each of the two director nominees to serve for a one-year term expiring at the Company's 2026 Annual Meeting of Stockholders. The result of the vote taken at the Annual Meeting was as follows:

DIRECTOR NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Lawrence R. Dickerson	50,605,815	2,041,274	7,204,324
Ronald R. Steger	49,864,073	2,783,016	7,204,324

2) The stockholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered accounting firm for the fiscal year ending December 31, 2025 with the following vote:

FOR	AGAINST	ABSTAIN
58,256,372	1,465,483	129,558

3) The stockholders adopted a resolution approving, on an advisory basis, the compensation paid to the Company's named executive officers. The result of the vote taken at the Annual Meeting was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
49,263,341	2,748,621	635,127	7,204,324

4) The stockholders approved the First Amendment to the Great Lakes Dredge & Dock Corporation's 2021 Long-Term Incentive Plan. The result of the vote taken at the Annual Meeting was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
47,366,920	4,682,532	597,637	7,204,324

5) The stockholders approved the Great Lakes Dredge & Dock Corporation 2025 Employee Stock Purchase Plan. The result of the vote taken at the Annual Meeting was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
51,607,225	923,747	116,117	7,204,324

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Great Lakes Dredge & Dock Corporation 2021 Long-Term Incentive Plan, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

By:	/s/Vivienne R. Schiffer
Vivienne R. Schiffer
Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Corporate Secretary

Date: May 12, 2025